SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.             [ ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Materials Pursuant to Rule 14a-12.


                            UNITY WIRELESS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to the Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (4)  Date Filed:

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

                           UNITY WIRELESS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 22, 2001
                                   10:00 A.M.

     The Annual Meeting of Stockholders of Unity Wireless Corporation, a Delaware corporation (the "Company"), will be held on Friday, June 22, 2001, at 10:00 a.m. local time, at 7438 Fraser Park Drive, Burnaby, British Columbia, Canada, for the following purposes:

     1. To elect directors to serve until the next annual meeting of stockholders or until their successors are elected.

     2. To ratify the appointment of KPMG LLP as independent accountants for the Company for the fiscal year ending December 31, 2001.

     3. To transact such other business as may properly come before the meeting or any adjournment(s) of the annual meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders who owned shares of the Company at the close of business on May 18, 2001 are entitled to notice of, and to vote at, the annual meeting.

     All stockholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope. If you attend the meeting in person, you may vote even if you have returned a proxy card.

                                        For the Board of Directors
                                        UNITY WIRELESS CORPORATION


                                        /s/ Roland Sartorius
                                        ----------------------------------------
                                        Roland Sartorius
                                        Secretary
Bellevue, Washington
May 24, 2001




                          YOUR VOTE IS VERY IMPORTANT.

           PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS
                POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                           UNITY WIRELESS CORPORATION

                          ----------------------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 22, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Unity Wireless Corporation, a Delaware corporation, for use at Unity Wireless' Annual Meeting of Stockholders to be held on June 22, 2001, or at any adjournment(s) or postponement(s) of the meeting.

     A number of abbreviations are used in this Proxy Statement. Unity Wireless Corporation is referred to as "Unity Wireless" or "the Company." The term "proxy solicitation materials" includes this Proxy Statement, as well as the enclosed proxy card and the 2000 Annual Report, which is incorporated by reference. References to "fiscal 2000" mean the Company's 2000 fiscal year which began on January 1, 2000 and ended on December 31, 2000. The Company's 2001 Annual Meeting of Stockholders is simply referred to as "the annual meeting."

     The Company's executive offices are located at 10900 NE 4th Street, Suite 2300, Bellevue, Washington. The Company's telephone number is (800) 337-6642.

     These proxy solicitation materials were mailed on or about May 24, 2001 to all stockholders entitled to vote at the annual meeting.

RECORD DATE AND SHARES OUTSTANDING

     Stockholders who owned shares of the Company's stock at the close of business on May 18, 2001 (the "Record Date") are entitled to notice of, and to vote at, the annual meeting. At the Record Date, the Company had 25,743,153 shares of Common Stock issued and outstanding.

REVOCABILITY OF PROXIES

     You may revoke your proxy at any time before its use by delivering to the Company a written notice of revocation, by delivering to the Company an executed proxy bearing a later date, or by attending the annual meeting and voting in person.

VOTING

     Each share of Common Stock outstanding on the Record Date is entitled to one vote. Cumulative voting is not permitted. The Company's transfer agent tabulates the votes. A quorum, which is a majority of the outstanding shares as of the Record Date, must be present in person or by proxy in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting, or if you submit a properly executed proxy card. Votes against a particular proposal will be counted both to determine the presence or absence of a quorum and to determine whether the requisite majority of voting shares has been obtained.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions and broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining whether a quorum is present at the annual meeting, but not to determine whether the requisite majority of the shares has been obtained on the various proposals. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes in this manner.

SOLICITATION OF PROXIES

     The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the directors, officers, and regular employees of the Company, without additional compensation, personally or by telephone, telegram or facsimile.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     If you intend to present a stockholder proposal at the Company's 2002 Annual Meeting of Stockholders, the Company must receive your proposal no later than February 10, 2002 in order to include it in the proxy statement and form of proxy related to that meeting.


                      PROPOSAL ONE -- ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors has nominated the persons named below for election as directors at the annual meeting. Unless otherwise directed, the proxy holders will vote the proxies received by them for the seven nominees named below. If any of the seven nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

     The directors elected will hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

     The names of the nominees and certain information about them are set forth below. Positions with the Company's operating subsidiary, Unity Wireless Systems Corporation, a British Columbia, Canada corporation ("UW Systems") are also noted.

                                                                                            IRECTOR
NAME                      POSITION                                                           SINCE
----                      --------                                                          --------
Mark Godsy.............   Director and Chairman of Board of Directors of the Company           2000
                          Director and Chairman of Board of Directors of UW Systems

John Robertson.........   Director, President and Chief Executive Officer of the Company       2000
                          Director, President and Chief Executive Officer of UW Systems

Roland Sartorius.......   Director, Chief Financial Officer and Secretary of the Company       2000
                          Director, Chief Financial Officer and Secretary of UW Systems

Thomas Dodd............   Director and Senior Vice President of the Company                    2000
                          Director and Senior Vice President of UW Systems

Ken Maddison...........   Director of the Company                                              1998

Robert W. Singer.......   Nominee for director of the Company

Robert Fetherstonhaugh.   Nominee for director of the Company

There is no family relationship between any of the directors or executive officers of Unity Wireless.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The nine nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors of the Company. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF MARK GODSY, JOHN ROBERTSON, ROLAND SARTORIUS, THOMAS DODD, KEN MADDISON, ROBERT W. SINGER, AND ROBERT FETHERSTONHAUGH AS DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED OR UNTIL HIS EARLIER DEATH, RESIGNATION OR REMOVAL.

DIRECTOR CANDIDATE BIOGRAPHIES

     Mark Godsy - Age 46. Mr. Godsy is a Director and the Chairman of the Board of Directors of the Company and UW Systems. He previously served as a Director and the Chairman of the Board of Directors of UW Systems from May 1993 to November, 1998, and as the Secretary of UW Systems from May, 1993 to July, 1995, and from May, 1997 to November, 1998. Mr. Godsy was also Chief Executive Officer of the Company from February 2000 until November 17, 2000. His term as a Director of the Company runs until the next annual meeting of the shareholders unless earlier terminated. Mr. Godsy is an experienced entrepreneur working in the areas of corporate development and venture capital. He practiced law for approximately five years before entering business and co-founding two successful companies, ID Biomedical Corporation and Angiotech Pharmaceuticals Ltd., both leading Canadian biotechnology firms. Mr. Godsy's responsibilities included building executive management teams, coordinating corporate finance activities and strategic positioning. Mr. Godsy is a graduate of the University of British Columbia and received his law degree from McGill University. He is currently a member of the Law Society of British Columbia.

     John Robertson - Age 49. Mr. Robertson is a Director of the Company and the Chief Executive Officer of the Company and of UW Systems. His term as Director of the Company runs until the next annual meeting of shareholders unless earlier terminated. Mr. Robertson has over 18 years experience in the telecommunications industry with both public and private companies. He has held senior executive positions with Glentel, Glenayre Communications and Uniden Canada. Mr. Robertson was instrumental in Glentel's increase in annual revenues from $9 million to over $40 million, in addition to leading the restructuring of related company Glenayre Communications. At Uniden Canada, his leadership resulted in over $32 million in annual revenues. Throughout his career, Mr. Robertson's experience in all levels of management, operations, finance, sales and marketing, have been continually proven. Recently, he founded Ultratech Linear Solutions ("Ultratech")in mid-1999 achieving over US$3 million in revenue before being acquired in November 2000 by Unity Wireless.

     Roland Sartorius - Age 48. Mr. Sartorius is a Director of the Company and the Chief Financial Officer and Secretary of the Company and of UW Systems. His term as Director of the Company runs until the next annual meeting of shareholders unless earlier terminated. Mr. Sartorius has over 12 years experience in the position of Chief Financial Officer in several public and private multinational entities. Most recently, he was based in Switzerland and held the same position with a private equity/venture capital firm managing several significant equity funds, exceeding Sfr 100 million, with investments in various European and North American technological/industrial companies. His focus has been in the areas of corporate finance, strategic planning, financial reporting and controls, international tax planning, compliance and investor/shareholder relations. From 1981 to 1988, Mr. Sartorius was employed with KPMG, initially as an auditor and subsequently as a Management Consultant in Corporate Finance. Mr. Sartorius, a Certified General Accountant, holds a Bachelor of Commerce & Business Administration degree from the University of British Columbia. He currently serves and has previously served on boards of directors for a variety of private companies.

     Thomas Dodd - Age 50. Mr. Dodd is a Director of the Company and Senior Vice President of the Company and of UW Systems. His term as a Director of the Company runs until the next annual meeting of the shareholders unless earlier terminated. Mr. Dodd is a senior marketer/manager with over 25 years experience as an end user, OEM, consultant, and manufacturer, in roles ranging from field technical support to executive management. He has held senior executive positions with Dynapro Systems Inc. and Campbell Technologies with primary responsibilities in sales and marketing. Currently, Mr. Dodd serves on the Board of Directors of FutureFund (VCC) Capital Corp.

     Ken Maddison - Age 60. Mr. Maddison is a Director of the Company. His term runs until the next annual meeting of the shareholders unless earlier terminated. Mr. Maddison, a Chartered Accountant since 1966 and elected a Fellow of the Institute of Chartered Accountants of BC in 1975, retired after a lengthy career as a partner with the accounting firm KPMG. In public practice over the past 32 years, Mr. Maddison provided auditing, accounting and business advisory services to a wide range of clients in the hospitality, real estate, construction, non-profit and insurance industries. Mr. Maddison currently serves on the boards of International Wayside Gold Mines Ltd, Island Mountain Gold Mines Ltd., Northern Continental Resources Inc., Northern Hemisphere Development Inc. and Golden Cariboo Resources Ltd.

     Robert W. Singer - Age 53. Senator Singer is a New Jersey state senator and serves within the Senate leadership circle as Assistant Majority Leader. Senator Singer is also Vice-Chairman of the Senate Commerce Committee and a member of the Senate Health Committee. In his former duties as an elected representative in the Upper House, Senator Singer was Chairman of the Senate Senior Citizens, Veterans Affairs and Agriculture Committee and was Vice-Chairman of the Senate Environment Committee, and had been appointed to chair the Joint Legislative Biotechnology Task Force and the Software Task Committee. Senator Singer is presently Chairman of the Senate Task Force on Science and Technology, which was established in 2001. On a national level, Senator Singer was also appointed as a member of the Health Committee of the Assembly on Federal Issues of the National Conference of State Legislatures. Members of the Assembly on Federal Issues meet with federal officials and play a key role in developing recommendations on a wide range of national issues that affect state-federal relations. State Senator Robert Singer has distinguished himself among his national peers through his recognition and understanding of high technology industries, particularly biotechnology and the economic development, health care, agricultural and environmental benefits this industry offers his state and the nation. The Senator has also been honored at the national and state level for his leadership and support in promoting the biotechnology industry. Senator Singer currently serves on the boards of Brocker Technology Group. and Healthchoice Incorporated.

     Robert Fetherstonhaugh - Age 45. Mr. Fetherstonhaugh is a chartered accountant with executive experience in technology companies and public accounting. He is presently Deputy Chairman and Corporate Secretary of Trader.com, a public company in the business of online and print publication, which he joined in 1998. Mr. Fetherstonhaugh is responsible for internet and media acquisitions in Canada, U.S.A., Holland, and Russia, and closed three such acquisitions in 1999. He is also responsible for coordinating the company's Russian operations, which now generate $20 million in free cash flows per year, and has set up operation in China. From 1978 to 1998 he served with KPMG and became Partner in charge of the Financial Institutions Practice for Montreal. He also set up, led, and significantly expanded the High Technology Practice in Montreal. While a partner at KPMG he financed the repurchase of Trader.com by raising $700 million in December 1998 and lining up a strategic European investor. He also worked extensively to finalize the NASDAQ and French COB exchange filings for the company.

EXECUTIVE OFFICERS

     All executive officers of the Company or UW Systems are also on the Board of Directors.

     Officers are elected by the Board of Directors and serve at the discretion of the Board of Directors or until their resignation or removal.

BOARD MEETINGS

     In February, 2000, the Board of Directors established an Audit and Compensation Committee consisting of Ken Maddison and Norm Elliot, each of whom is an outside director on the Board of Directors and Mark Godsy, Chief Executive Officer and a director of the Company. Norm Elliot was not re-elected as a director at the 2000 Annual Shareholders' Meeting. In August, 2000, the Audit and Compensation Committee was dissolved and replaced by an Audit Committee and a Compensation Committee. Robert Kubbernus, Roland Sartorius and Ken Maddison were appointed to the Audit Committee. Robert Kubbernus, Roland Sartorius and Ken Maddison were also appointed to the Compensation Committee. Robert Kubbernus and Ken Maddison are outside directors on the Board of Directors and Roland Sartorius is Chief Financial Officer and Secretary of the Company.

     The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent public accountants, it reviews with the independent public accountants the scope and results of the audit engagement, it approves professional services provided by the independent public accountants, it reviews the independence of the independent public accountants, it considers the range of audit and non-audit fees, and it reviews the adequacy of the Company's internal accounting controls. The Compensation Committee determines and establishes compensation levels on an annual basis for the Company's executive officers. The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

     The Board of Directors held eight meetings during fiscal 2000. All Directors attended 75% or more of the meetings that were called during their term as director, except for Siavash Vojdani who attended five of the seven meetings called during his term as director, and Dr. Franz Heinrich Schain who did not attend any of the meetings called during his term as director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1999, the Company borrowed approximately $1,350,000 from Integrated Global Financial Corporation (IGF). IGF is affiliated with Integrated Equity Management (IEM). IEM has a contract for services with Apel Financial, a company owned by Norm Elliot, a former director of the Company. The loan from IGF was on terms favorable to the Company and has been repaid in full.

     The Corporation has a loan receivable from Cobratech Industries Inc. ("Cobratech"), a company with two common directors, in the principal amount of $200,000. Interest is payable to the Corporation at 1% per month, calculated monthly not in advance. The loan is secured by a general security agreement which includes all of the personal and real property of Cobratech. The loan is repayable upon demand. Cobratech repaid the Corporation $100,000 on January 10, 2001, and has agreed to repay the balance in 2001.

     There are no other material related transactions or related contracts with a value of over $60,000.


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth all compensation earned by all persons serving as the Chief Executive Officer of the Company during the fiscal year ended December 31, 2000. No officer of the Company or its subsidiaries earned greater than $100,000 in total salary and bonus during 2000, the most recently completed fiscal year of the Company.

Summary Compensation Table

Name and Position              Year       Salary        Restricted              Securities
-----------------              ----       ------           Stock                Underlying
                                                         Awards($)               Options(#)
                                    Annual               ---------               ----------
                                Compensation($)                Long Term Compensation
                                ---------------                ----------------------
John Robertson                 2000(1)     10,300               0                 275,000(2)
Mark Godsy                     2000(3)          0          72,000                 200,000(4)
William Brogdon                1999        38,756               0                       0
William Brogdon                1998        64,167          61,480(5)              200,000
-----------

NOTES:

(1) Mr. Robertson, the current Chief Executive Officer of the Company, served as Chief Executive Officer during the period November 17 - December 31, 2000.

(2) Mr. Robertson received 200,000 options in December 2000 as partial compensation for serving as Chief Executive Officer of the Company. He also received 75,000 options in December 2000 as compensation for serving as a director of the Company.

(3) Mr. Godsy served as Chief Executive Officer of the Company during the period February 22 - November 17, 2000. At the end of this period, Mr. Godsy was paid accrued wages in restricted stock (171,428 shares) equivalent to $72,000 on the date of issue.

(4) Mr. Godsy received 200,000 options in December 2000 as compensation for serving as the Chairman of the Board of the Company.

(5) Mr. Brogdon served as Chief Executive Officer of UW Systems from February 1, 1998 and the Company from December, 1998. Both appointments concluded on February 22, 2000.

     At the end of 2000 the named executive officers held restricted stock of the Company as follows. The value of these holdings is calculated at 50 cents, which was the price of the Company's stock on December 31, 2000.

                                  Restricted shares held            Value of restricted shares held
                                  ----------------------            -------------------------------
     John Robertson                       203,315                                $101,658
     Mark Godsy                         2,178,261                              $1,089,131
     William Brogdon                      550,000                                $275,000

     As of December 31, 2000, Mark Godsy also owned 215,151 unrestricted shares for a total of 2,393,412.

Combined Incentive and Nonqualified Stock Option Plan

     In fiscal 1998, the Company adopted the 1998 Combined Incentive and Nonqualified Stock Option Plan (the "98 Plan"), pursuant to which options to purchase up to 3,000,000 shares of common stock may be granted to employees and consultants of the Company. As this plan did not receive shareholder approval within the 12 months required for certain options to qualify as Incentive Stock Options, the Company adopted the 1999 Stock Option Plan (the "99 Plan") in December, 1999 pursuant to which options to purchase up to

5,000,000 shares of common stock may be granted, and the 98 Plan was terminated. The Company amended the 99 Plan in May, 2000 to revise the maximum number of shares issuable under the plan to 20% of the number of common shares outstanding including shares of common stock issuable under the plan. The 99 Plan received shareholder approval in July, 2000.

     As of May 16, 2001, there were 4,006,583 options outstanding under the 99 Plan. These options were exercisable at the following prices:

                     $0.38          2,770,333
                     $0.47            210,000
                     $0.50            385,000
                     $0.51            332,500
                     $0.64             10,000
                     $1.00            288,750
                     $2.06             10,000
                                  -----------
                                    4,006,583

     Also, 437,500 of these options vested immediately, with the remainder vesting as to one twelfth of the award at the end of each quarter of service for 12 quarters starting from the award date. All options expire 5 years from the award date, unless an earlier expiry applies under the terms of the 99 Plan.

     Of the total of 4,006,583 options, 1,322,708 will be vested by June 30, 2001. Also, 1,878,750 options are awarded to directors and officers as listed in "Security Ownership Of Certain Beneficial Owners And Management", of which 796,250 will be vested by June 30, 2001.

     The 99 Plan provides for the granting of stock options, including Incentive Stock Options ("ISO's") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Non-Qualified Stock Options ("NQSO's").

     The 99 Plan is administered by the Board. The Board has the right to grant awards to eligible recipients and to determine the terms and conditions of Award Agreements ("Agreements"), including, but not limited to, the vesting schedule and exercise price of such awards, and to make all other determinations deemed necessary or advisable for the administration of the 99 Plan. The persons who are eligible to receive awards pursuant to the 99 Plan are such directors, officers, consultants and other employees of the Company as the Board selects ("Participants").

     The maximum number of shares of the Company's common stock reserved for issuance under the 99 Plan as at May 16, 2001 is 6,435,788 shares (subject to adjustment as provided therein). Such shares may be authorized but unissued common stock or authorized and issued common stock held in the Company's treasury. The Board has the authority to make any and all equitable changes or adjustments it deems necessary or appropriate in the event any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, common stock split, reverse common stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the 99 Plan.

     The Board determines the expiration date of each option, provided, however, that no ISO can be exercisable more than 10 years after the date of grant. The exercisability of options may be based on a predetermined vesting schedule or may be subject to the attainment by the Company of performance goals pre-established by the Board. The option exercise price per share is determined by the Board, provided, however, that in the case of an ISO, the option exercise price in no event can be less than the fair market value of the common stock on the date the ISO is granted.

     The Board may suspend, terminate or amend the 99 Plan at any time, provided, however, that shareholder approval is required if and to the extent the Board determines that such approval is appropriate for purposes of satisfying Section 422 of the Code or Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

     For the complete text of the 99 Plan, see the Company's 1999 Stock Option Plan, a copy of which has been filed as Exhibit 10.6 to the Company's Form 10-KSB filed April 2, 2001.

                              OPTION GRANTS IN 2000

Option/SAR Grants Table

                                 Option/SAR Grants in Last Fiscal Year
                                           Individual Grants
       (a)                   (b)                      (c)                   (d)               (e)               (f)
                                                  % of Total                             Market price
                    Number of Securities     Options/SARs Granted                         on date of
                   Underlying Options/SARs  to Employees in Fiscal   Exercise or Base        grant
      Name               Granted (#)                 Year*             Price ($/Sh)         ($/sh)        Expiration Date
      ----               -----------                 -----             ------------         ------        ---------------
      CEO
John Robertson**           200,000                    6.1                  0.38              0.38         December 31, 2005
John Robertson              75,000                    2.3                  0.38              0.50         December 31, 2005
Mark Godsy***              200,000                    6.1                  0.38              0.38         December 31, 2005


* The denominator (of 3,300,000) was arrived at by calculating the total number of new options awarded during the year, and adjusting this number downward for those awards during the year that were later reduced due to repricing.

** John Robertson received 200,000 options at $1.00 (one-half fully vested and one-half time-based) on December 22, 2000. Mr. Robertson renounced these options in return for 200,000 options (one-half fully vested and one-half time-based) with an exercise price of $0.38 granted on December 27, 2000 (first vesting date December 31, 2000). He received an additional 75,000 with an exercise price of $0.38 options on December 31, 2000.

*** Mark Godsy received 500,000 options at $2.06 (one-half fully vested and one-half time-based) on February 22, 2000. He also received 50,000 time-based options in December 1999. Mr. Godsy renounced all these options in return for 200,000 time-based options with an exercise price of $0.38 granted on December 27, 2000 (first vesting date December 31, 2000).

                          FISCAL YEAR-END OPTION VALUE

     The following table presents the value of unexercised options held as of December 31, 2000 by each of the named executive officers appearing in the Summary Compensation Table in this section. None of these named executive officers exercised any of their options in 2000. Mr. Brogdon held no options as of December 31, 2000.

                     Aggregate Option Exercises in Last Fiscal Year and FY-End Option Values
                     -----------------------------------------------------------------------

                                                     Number of Securities       Value of Unexercised
                                                    Underlying Unexercised       In-the-Money Options
                                                      Options at FY-End (#)         at FY-End ($)
                      Shares Acquired     Value
Name                    on Exercise      Realized   Exercisable/Unexercisable  Exercisable/Unexercisable
----                    -----------      --------   -------------------------  -------------------------
John Robertson               0              $0           114,583 / 160,417        $ 13,750 / $ 19,250

Mark Godsy                   0              $0           16,667 / 183,333         $  2,000 / $ 22,000


Compensation of Directors

     The directors of the Company do not receive salaries or fees for serving as directors of the Company, nor do they receive any compensation for attending meetings of the Board of Directors or serving on committees of the Board of Directors. The Company may, however, determine to compensate its directors in the future. Directors are entitled to reimbursement of expenses incurred in attending meetings. In addition, the directors of the Company are entitled to participate in the Company's stock option plan. The Company has adopted a policy whereby members of the Board of Directors receive initial grants of options upon appointment or upon adoption of the policy, as follows:

        Chairman                                      200,000 options
        Director (other than Chairman)                 75,000 options
        Compensation Committee                          5,000 options
        Audit Committee                                 5,000 options
        Options Committee                               2,500 options


Employment Agreements

     There are no employment agreements between the Company or any of its subsidiaries with William Brogdon or Mark Godsy. The Company had an employment agreement with John Robertson, dated November 16, 2000, which was replaced with a consulting agreement of indefinite term on February 1, 2001. The consulting agreement may be terminated on three months' notice. Pursuant to the employment agreement, Mr. Robertson was entitled to a salary of Cdn. $9,000 per month, reviewable annually, with such increases as the Company deems appropriate. Under the consulting agreement, Mr. Robertson is entitled to fees of Cdn. $10,833.33 per month. Mr. Robertson is also entitled to options to purchase up to 375,000 shares of the common stock of the Company, to benefits as are ordinarily made available to employees of the Company, and to the reimbursement of reasonable job-related expenses.

Repricing of Options

     On December 22, 2000 the Board of Directors approved the Stock Option Grant Policy (see Exhibit 10.7 to the Company's report on Form 10-KSB filed April 2,
2001). This policy was implemented on December 27, 2000. See notes to the table "Option/SAR Grants in Last Fiscal Year" for the impact of this policy on options held by John Robertson and Mark Godsy. H. William Brogdon was not affected by this policy as he no longer holds options in the Company's common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the common shares of the Company as of May 16, 2001 by (i) each person who is known by the Company to beneficially own more than 5% of the issued and outstanding common shares of the Company; (ii) the chief executive officer of the Company and the Company's two former chief executive officers during its last fiscal year, individually named in the executive compensation table above; (iii) the Company's directors; and (iv) all of the Company's executive officers and directors as a group. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. As of May 16, 2001, there were 25,743,153 common shares of the Company issued and outstanding. Each common share entitles the holder thereof to one vote in respect of any matters that may properly come before the shareholders of the Company. To the best of the knowledge of the Company, there exist no arrangements that could cause a change in voting control of the Company.

                                                                                                    SHARES
                       NAME AND ADDRESS                 RELATIONSHIP                             BENEFICIALLY       PERCENT
TITLE OF CLASS         OF OWNER                         TO COMPANY                                  OWNED(1)          OWNED
--------------         --------                         ----------                                  --------          -----
Common Stock........   Mark Godsy                       Director, 5% Shareholder and Past CEO      2,340,412         9.07
                       7575 Carnarvon Street            (February 22, 2000 - November 17,
                       Vancouver, B.C. V6N 1K6          2000)

Common Stock........   John Robertson                   Director and Current CEO (November           363,732         1.40
                       #203-728 Farrow Street           17, 2000 - present)
                       Coquitlam, B.C. V3J 3S6

Common Stock........   Roland Sartorius                 Director and Executive Officer               162,917         0.63
                       #203 - 7155 Granville Street
                       Vancouver, B.C. V6P 4X6

Common Stock........   Thomas Dodd                      Director and Executive Officer               160,417         0.62
                       808 Seymour Blvd.
                       North Vancouver, B.C.
                       V7J 2J6

Common Stock........   Ken Maddison                     Director                                      28,125         0.11
                       2591 Lund Avenue
                       Coquitlam, B.C.
                       V3K 6J8

Common Stock........   Robert Kubbernus                 Director                                      21,875         0.08
                       400, 630 - 8th Ave.
                       Calgary, Alberta
                       T2P 1G6

Common Stock........   Lewis Sabounghi                  Director                                     193,750         0.75
                       1608 Proulx Drive
                       Orleans, Ontario
                       K4A 1T5

Common Stock........   John Anderson                    Director                                      64,750         0.25
                       3106 West 5th Ave.
                       Vancouver, B.C.
                       V6K 1L1

Common Stock........   H. William Brogdon               Past CEO (February, 1999 to February         550,000         2.14
                       1817 Sleepy Hollow Lane          22, 2000)
                       Petaluma, CA 94954

Common Stock........   All directors and executive officers                                        4,075,977        15.36
                       as a group (10 individuals)
-----------

(1) Includes the following numbers of shares of common stock (total of 728,750) that may be acquired by the exercise of stock options or warrants that are now exercisable or will become exercisable within the next 60 days:
     o    Mark Godsy - 50,000 shares;
     o    John Robertson - 160,417 shares;
     o    Roland Sartorius - 162,917 shares;
     o    Thomas Dodd - 160,417 shares;
     o    Ken Maddison - 28,125 shares;
     o    Robert Kubbernus - 21,875 shares;
     o    Lewis Sabounghi - 68,750 shares;
     o    John Anderson - 18,750 shares;
     o    Norm Dowds - 125,000 shares;

      PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Ernst & Young LLP ("E&Y") was dismissed from its position as the certifying accountant of the registrant on December 31, 2000. KPMG LLP ("KPMG") was appointed the new certifying accountant of the registrant on the same day.

     E&Y's report on the financial statement for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the report on the 1998 financial statement, which contained an explanatory paragraph (after the opinion paragraph) that stated the Company's recurring losses from operations raised substantial doubt about its ability to continue as a going concern. The 1998 financial statements did not include any adjustments that might result from the outcome of this uncertainty. The report on the 1999 financial statement did not contain any such explanatory paragraph as to uncertainty.

     The decision to change accountants was approved by the board of directors of the Company pursuant to a consent board resolution dated December 31, 2000. The Company has an audit committee, but the decision to change accountants was not considered by this committee.

     During the Company's two most recent fiscal years and the subsequent interim period preceding the dismissal of E&Y, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     KPMG was engaged as the new principal accountant of the Company to audit the Company's financial statements. The date of engagement was December 31, 2000. The Company expects that a representative of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.


VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required to approve this proposal. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL.


                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to mark, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

                                           For the Board of Directors
                                           UNITY WIRELESS CORPORATION


                                           /s/ Roland Sartorius
                                           Roland Sartorius,
                                           Secretary
Dated: May 24, 2001

                           UNITY WIRELESS CORPORATION

                  PROXY FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of UNITY WIRELESS CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 24, 2001, and hereby appoints Mark Godsy and Roland Sartorius and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of UNITY WIRELESS CORPORATION, to be held on Friday, June 22, 2001 at 10:00 a.m., local time at 7438 Fraser Park Drive, Burnaby, British Columbia, Canada, and any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.


                        ---------------------------------



                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE




                        ---------------------------------

                              ---------------------
                                SEE REVERSE SIDE
                              ---------------------

Unity Wireless Corporation Annual Meeting to be held on June 22, 2001 at 10:00 A.M. PDT for stockholders as of May 18, 2001

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR ITEMS 1 through 2.

1.  Election of directors: Mark Godsy; John Robertson;                     FOR ALL                 WITHHOLD VOTE
    Roland Sartorius; Thomas Dodd; Ken Maddison;                           NOMINEES              FROM ALL NOMINEES
    Robert W. Singer; Robert Fetherstonhaugh.
                                                                             [  ]                        [  ]

    [  ] -----------------------------------------------
         For all nominees except as noted above


                                                                             FOR          AGAINST     ABSTAIN
2.  To ratify the appointment of KPMG LLP as independent                     [  ]           [  ]         [  ]
    accountants for the Company for the fiscal year ending
    December 31, 2001.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting any adjournment thereof.

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Signature: ---------------------------

Date: --------------------------------



Signature if held jointly: -----------

Date: --------------------------------


MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW   [  ]